Exhibit 99.1

GAMESQUARE TO ACQUIRE ONE OF THE BIGGEST NAMES IN GAMING,

FAZE CLAN

EXPANDS SCALE AND CAPABILITIES TO CREATE A LEADING CONTENT, MEDIA, AND ENTERTAINMENT COMPANY FOCUSED ON GAMING, ESPORTS AND YOUTH CULTURE

●	Returns FaZe Clan’s founders to lead the FaZe brand and reestablish authenticity

●	Establishes the largest audience in gaming with over 1 billion social followers

●	Significant cost saving opportunity of over $18 million on a run-rate basis

●	Combined company to manage a robust portfolio of brand partnerships, including Porsche, Jack In The Box, Xfinity, Miller Lite, H-E-B, GHOST and more

●	Transaction expected to close in the fourth quarter of 2023

Frisco, TX and Los Angeles, CA (October 20, 2023) — GameSquare Holdings, Inc. (“GameSquare”) (NASDAQ: GAME); (TSXV: GAME) and FaZe Holdings Inc. (“FaZe Clan”) (NASDAQ: FAZE) announce that the two companies have entered into a definitive agreement pursuant to which GameSquare will acquire FaZe Clan in an arm’s length all-stock transaction.

The acquisition brings together two complementary businesses to create one of the world’s leading content, media and entertainment companies focused on gaming, esports, and youth culture. The combined company will be powered by a progressive end-to-end platform of leading media and agency organizations, gaming and esport teams, creative services, and technology capabilities. Combined, FaZe Clan and GameSquare generated annual revenue of approximately $138 million and achieved a 26.3% gross margin in 2022. Management expects to realize over $18 million in run-rate cost savings from the FaZe Clan acquisition, supported by reduced duplicate corporate costs and other cost savings. The combined company plans to give guidance once the transaction is closed.

“The gaming community represents one of the largest and most engaged segments of the attention economy,” stated Justin Kenna, CEO of GameSquare. “The acquisition of one of the biggest names in gaming serves as a perfect illustration of how we have built a powerful infrastructure with expansive scale that we can use to leverage the full spectrum of resources within the GameSquare ecosystem. We are also thrilled to welcome back the founders of FaZe Clan and their fans, one of the most deeply engaged communities born on the internet.”

“I’m confident that with Tommy, Apex and me back in charge of the brand, FaZe Clan will get back to where it was in its peak years,” stated Richard “FaZe Banks” Bengtson, who will take on the CEO role of FaZe Clan after the transaction closes. “We grew up on the internet and understand this brand better than anyone ever could. We are grateful to have found a partner in GameSquare who sees that value in us and can help execute our vision. We’re going to produce first, talk later.”

“Joining forces with GameSquare creates greater scale and exciting opportunities in the emerging market for gaming and youth culture,” stated Christoph Pachler, Interim CEO of FaZe Clan. “The strength of the FaZe brand and GameSquare’s infrastructure are a powerful combination that will enable FaZe shareholders to benefit from the combined company’s long-term value creation potential.”

Significant Strategic Combination and Financial Rationale

The combination with FaZe Clan continues GameSquare’s strategy of acquiring leading companies focused on esports, gaming, and youth culture to increase capabilities, grow scale, unlock cost savings, empower fans and creators, and drive value for shareholders.

The combination of FaZe Clan and GameSquare:

Returns FaZe Clan’s founders to lead the brand and reestablish authenticity

●	Richard “FaZe Banks” Bengtson to be CEO of FaZe Clan, which will operate as a wholly owned subsidiary and independent division of GameSquare

●	Thomas “FaZe Temperrr” Oliveira to be President of FaZe Clan

●	Yousef “FaZe Apex” Abdelfattah to be COO of FaZe Clan

●	Founders are focused on refreshing the FaZe Clan brand, re-engaging with its core fanbase and empowering individual FaZe Clan creators and their communities

Establishes leading platform connected to esports, gaming and youth culture

●	Creates the top creator network in gaming and esports with over 250 million hours of content watched in 2022 across both companies’ talent networks

●	Talent network includes leading gaming, sports, and entertainment personalities such as Ninja, TimTheTatman, Max Holloway, Trevon Diggs, FaZe Banks, FaZe Temperrr, FaZe Apex, FaZe Nickmercs, FaZe Rug, FaZe Swagg and more.

●	Combines hyper-engaged global fanbases with over 1 billion combined social followers, with a core focus on 13 – 34 -year-old audiences

Leverages GameSquare’s progressive, end-to-end platform to connect global brands with hard-to-reach audiences

●	Powerful infrastructure supported by award-winning media and agency assets, influential gaming and esports teams, leading creative services, and best-in-class, SaaS based technology assets

●	Unites powerful portfolio of brand partners including Porsche, Nike, Jack in the Box, Xfinity, Miller Lite, H-E-B, and GHOST

●	Combination with FaZe Clan enhances GameSquare’s growth potential by increasing brand opportunities across GameSquare’s product offerings

Enhances scale and unlocks significant cost saving opportunities

●	Management expects to realize over $18 million in run-rate cost savings, supported by reduced corporate costs and focus on driving efficiencies across the organization

Transaction Details

The respective Boards of Directors of GameSquare and FaZe Clan have unanimously approved the transaction. The transaction is currently anticipated to close in the fourth quarter of 2023, subject to approval by the FaZe Clan and GameSquare shareholders, the closing of the private placement described below, as well as the receipt of required regulatory approvals, and other customary closing conditions.

On October 19, 2023, GameSquare, GameSquare Merger Sub I, Inc., a wholly owned subsidiary of GameSquare (“Merger Sub”) and FaZe Clan, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into FaZe Clan, with FaZe Clan surviving the merger, such that following the merger, the surviving entity will continue as a wholly owned subsidiary of GameSquare (the “Merger”). In accordance with the applicable provisions of the Delaware General Corporation Law, the separate corporate existence of Merger Sub will then cease.

At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of FaZe Clan common stock, will be converted into the right to receive 0.13091 shares of GameSquare’s common stock (the “Exchange Ratio”), subject to the treatment of fractional shares in accordance with the Merger Agreement (the “Merger Consideration”). The shares issued as Merger Consideration will be registered on a registration statement on Form F-4. At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of restricted common stock granted under any FaZe Clan stock plan, whether vested or unvested, will be converted into GameSquare restricted common stock, and each outstanding option and warrant issued by FaZe Clan, whether or not vested or exercisable, will be converted into, respectively, a GameSquare option or warrant, in each case as adjusted by the Exchange Ratio. As of July 31, 2023, FaZe Clan has 76,329,689 issued and outstanding shares of common stock, and 11,536,121 shares reserved for issuance pursuant to FaZe Clan’s outstanding stock options.

The Merger Agreement contains customary representations, warranties and covenants. In addition, this transaction has been entered into in the ordinary course of business and will not constitute a non-arm’s length transaction or a related party transaction pursuant to the policies of the TSX Venture Exchange and applicable securities laws.

The Merger Agreement may be terminated under certain circumstances, including but not limited to, by either GameSquare or FaZe Clan if the Merger has not been consummated on or before December 31, 2023 , if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement, if FaZe Clan’s or GameSquare’s stockholder approval has not been obtained at the respective stockholder meetings to be called to consider the Merger, and related transactions, or upon a material uncured breach of the respective obligations, covenants or agreements by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied.

Neither FaZe nor GameSquare has incurred any broker/finder fees in connection with the Merger Agreement.

The Merger Agreement provides that the parties will take such action as necessary to cause nine directors to be appointed to GameSquare’s Board of Directors effective as of the effective time of the Merger, with six to be designated by GameSquare, two to be designated by FaZe Clan and one to be mutually agreed by GameSquare and FaZe Clan.

Upon completion of the transaction, current GameSquare shareholders will own approximately 55% of the combined company, while current FaZe Clan shareholders will own approximately 45%.

In support of the Merger Agreement, GameSquare has secured a $10 million commitment from Goff & Jones Lending Co, LLC, to purchase shares of GameSquare’s common stock to the extent necessary to complete the GameSquare private placement as described below, pursuant to the terms of that certain Backstop Agreement dated concurrently with the Merger Agreement (the “Backstop Obligation”).

Financing Condition to Closing

In addition, in connection with the Merger, GameSquare is to complete (i) a private placement in public equity with certain accredited institutional investors to raise $10,000,000 through the sale of GameSquare common stock, subject to reduction based on applicable stock exchange rules, which financing is supported by the Backstop Obligation; and (ii) GameSquare shall have entered into an asset-based loan facility agreement with SLR Digital Finance LLC, as lender, having a three (3) year term and providing for maximum aggregate borrowings thereunder at any one time of not less than $10,000,000.

Advisors

Oak Hills Securities, Inc. served as GameSquare’s exclusive financial advisor and BakerHostetler is its legal advisor. FaZe Clan’s legal advisor is Sullivan & Triggs, LLP. Current Capital Securities LLC rendered a fairness opinion to the Board of Directors of FaZe Clan in connection with the transaction.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: IR@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare Holdings, Inc. (NASDAQ: GAME | TSXV: GAME) is a vertically integrated, digital media, entertainment and technology company that connects global brands with gaming and youth culture audiences. GameSquare’s end-to-end platform includes GCN, a digital media company focused on gaming and esports audiences, Cut+Sew (Zoned), a gaming and lifestyle marketing agency, USA, Code Red Esports Ltd., a UK based esports talent agency, Complexity Gaming, a leading esports organization, Fourth Frame Studios, a creative production studio, Mission Supply, a merchandise and consumer products business, Frankly Media, programmatic advertising, Stream Hatchet, live streaming analytics, and Sideqik a social influencer marketing platform. For more information visit www.gamesquare.com.

About FaZe Holdings, Inc.

FaZe Holdings Inc. (Nasdaq: FAZE) (“FaZe Clan”) is one of the most prominent and influential gaming organizations in the world. Created by gamers, for gamers, FaZe began in 2010 by a group of internet kids who turned their passion into a successful career path and formed a die-hard community along the way. Today, FaZe Clan represents a vast roster of creators who aim to inspire the next generation in making their dreams a reality.

FaZe Clan operates across multiple verticals designed to reimagine gaming, sports, culture and entertainment. FaZe has partnered with blue-chip brands such as Porsche, GHOST, DraftKings and McDonald’s, and record-breaking fashion and lifestyle collaborations featuring Nike, Takashi Murakami, Lyrical Lemonade, NFL, Champion and more – all centered around its top-tier talent collective with gaming rooted at the core. Reaching over 500 million followers across social platforms globally, FaZe Clan’s roster consists of world-class gamers, streamers, content creators and esports professionals known for delivering disruptive, original content. Its gaming division houses 10+ competitive esports teams with titles including Call of Duty, Counter-Strike, Halo, FIFA and more. With a combined total of over 40 world championships to date, FaZe has brought home dozens of trophies with historic wins like the 2022 CS:GO PGL Antwerp Major, 2021 Call of Duty League Championship and 2023 CS:GO Intel Grand Slam.

The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication. For more information, visit www.fazeclan.com, investor.fazeclan.com and follow FaZe Clan on Twitter, Instagram, YouTube, TikTok, and Twitch.

For the Quarter ended June 30, 2023 (unaudited)

●	Total Assets $43,688,000

●	Total Liabilities $15,659,000

For the Year Ended December 31, 2022

●	Revenues $70,021,000

●	Net Profit (losses) ($168,534,000)*

●	Adjusted EBITDA ($33,560,000)

*$115	million of 2022 loss were non-operational one time transaction costs

Important Additional Information and Where to Find It

In connection with the Merger, the parties intend to file relevant materials with the SEC, including a registration statement, that will contain a prospectus and a proxy statement. The parties will mail the proxy statement/prospectus to their respective shareholders, and the securities may not be sold or exchanged until the registration statement becomes effective. Before making any investment decision, investors and shareholders of GameSquare and FaZe Clan are urged to carefully read the entire registration statement, proxy statement/prospectus and any other relevant documents, as well as any amendments or supplements to those documents, because they will contain important information about the Merger. Copies of the registration statement, the proxy statement/prospectus (as amended and supplemented from time to time) and other relevant documents may be obtained free of charge, from the SEC’s website at www.sec.gov. You may also obtain copies of documents filed by GameSquare on the System for Electronic Document Analysis and Retrieval at www.sedar.com. You may also obtain copies of documents filed by FaZe Clan with the SEC from FaZe Clan’s website at investors.fazeclan.com and copies of certain documents filed by GameSquare with the SEC and SEDAR from GameSquare’s website at investors.gamesquare.com.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this press release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “expects”, “plans”, “projects”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and accordingly are forward-looking statements. In this press release, forward-looking statements relate, among other things, to: the anticipated timing for closing the transaction, the combined entity’s future performance and revenue; continued growth and profitability of the combined entity; and the combined entity’s ability to execute its business plans and achieve cost synergies. These forward-looking statements are provided only to provide information currently available to FaZe Clan and GameSquare and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the satisfaction of conditions precedent (including shareholder approvals) to the consummation of the contemplated transaction, the combined entity being able to complete and successfully integrate acquisitions, the combined entity being able to grow its business, execute its business plan or achieve projected cost synergies, the combined entity being able to recognize and capitalize on opportunities and the combined entity continuing to retain and attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: FaZe Clan and GameSquare’s ability to complete the contemplated transaction; the combined entity’s ability to achieve its objectives, the combined entity’s successful execution of its growth strategy, the ability of the combined entity to obtain future financings or complete offerings on acceptable terms, the consummation of the $10 million private placement by GameSquare in connection with the contemplated transaction, failure to leverage the combined entity’s portfolio across entertainment and media platforms, dependence on the combined entity’s key personnel and general business, economic, competitive, political and social uncertainties including impact of the COVID-19 pandemic and any variants. These risk factors are not intended to represent a complete list of the factors that could affect FaZe Clan and GameSquare, which factors are discussed in FaZe Clan’s recent publicly filed quarterly report on Form 10-Q and annual report on Form 10-K, filed with the SEC on August 14, 2023 and April 4, 2023 respectively, and in GameSquare’s most recent publicly filed annual report on Form 20-F filed with the SEC on December 29, 2022. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this press release. Neither FaZe Clan nor GameSquare assumes any obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Completion of the contemplated transaction is subject to a number of conditions, including but not limited to, shareholder approvals. The contemplated transaction cannot close until the required shareholder approvals are obtained. There can be no assurance that the contemplated transaction will be completed as proposed or at all.

This press release is not intended to, and does not, constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.

Investors are cautioned that, except as disclosed in any proxy statement, information statement or other offering circular to be prepared and filed in connection with the transaction by each of GameSquare and FaZe Clan, any information released or received with respect to the transaction may not be accurate or complete and should not be relied upon. Trading in the securities of FaZe Clan and GameSquare should be considered highly speculative.

This press release is not an offer of securities for sale in the United States or any other jurisdiction. The securities to be issued by GameSquare as Merger Consideration have yet to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from registration. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Neither NASDAQ nor the TSX Venture Exchange Inc. has in any way passed upon the merits of the contemplated transaction, approved nor disapproved the contents of this press release or accepted any responsibility for the adequacy or accuracy of the contents of this press release.